EXHIBIT 10.2
Sales Agreement between Homeland Security Network, Inc. and Advantra International NV

Kepler: A web-based Global Positioning
Satellite(GPS) tracking device
ReFLEX™ Kepler Sales Agreement

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Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Advantra International

 info@advantra.com                www.advantra.com

THIS agreement (“Agreement”) is made as of the 14th day of April, 2005 (“Effective Date”) by and between:

Advantra International NV, a wholly-owned subsidiary of Punch International, having a principal place of business at Bootweg 4, B 8940 Wervik, Belgium (hereinafter referred to as “Advantra”)

and

Homeland Security Network, Inc., having a principal place of business at 2500 Legacy Dr. Suite 226 Frisco, 75034, Texas, USA (hereinafter referred to as “HSNi”)

hereinafter sometimes collectively referred to as “Party” or the “Parties”, who agree as follows:

Recitals

a)	HSNi requires to be purchasing a ReFLEX™ Global Positioning Satellite (GPS) tracking device from Advantra.
b)	Advantra desires to supply this ReFLEX™ Global Positioning Satellite (GPS) tracking device in accordance with the terms and provisions of this Agreement.
c)
Advantra and HSNi have also separate to this agreement and on the same date entered into an agreement covering cooperation on a technical level and cooperation and exclusivity on the USA territory for GPS related sales (incl HW, SW and back-end solutions)

d)
Next to the delivery of ReFLEX based GPS products, Advantra and HSNi also agreed to develop other GPS products such as GSM based GPS products or dual mode GPS products, which will be part of a separate agreement between parties.

1	Definition

The term “Product” shall mean a ReFLEX Kepler device, designed, assembled or otherwise fabricated or obtained by Advantra.

2	Statement of work

Advantra shall deliver Kepler devices according to the specifications in appendix A.

3	Term of agreement

This Agreement shall have a term until Advantra discontinues the manufacture of the Product in accordance with Section 19, “Product Withdrawal.”

4	Non Disclosure

a) Advantra and HSNi both agree not to release any of the terms under which the Product will be sold, during the term of this Agreement and for a period of five (5) years thereafter. This is especially valid for the pricing which will not be made public by the Parties.

b) HSNi and Advantra agree that any information, technical data or know how, which is furnished to the other in written, tangible or oral form by either Party under or in connection with this Agreement and marked or disclosed as “Proprietary Information” or “Confidential”, will be maintained by the receiving Party in confidence during the term of this Agreement and for a period of five (5) years thereafter and will not be used by the receiving Party except to fulfil the receiving Party’s obligations under this Agreement. Neither Party shall be under any obligation to maintain in confidence any portion of the received information which is:

(i)	already in the possession of the receiving Party or its subsidiaries without an obligation to keep such information confidential;
(ii)	independently developed by the receiving Party or its subsidiaries;
(iii)	publicly disclosed by the disclosing Party; including any information and public disclosures that are required by the SEC regulations or any other governmental body
(iv)	rightfully received by the receiving Party or its subsidiaries from a third Party that is not under an obligation to keep such information confidential;
(v)	approved for release by written agreement with the disclosing Party;
(vi)
is reasonably available by the inspection of products marketed or offered for sale by either Party hereto or others in the ordinary course of business; or disclosed pursuant to the requirement or request of a governmental agency or third Party to the extent such disclosure is required by operation of law, regulation or court order, provided that prompt notice of such request is given to the disclosing Party and the disclosing Party is given the opportunity, if possible, to challenge such request.

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Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Advantra International

 info@advantra.com                www.advantra.com

5	Sale of Standard Product

a)
Advantra will supply Products to HSNi at a price of [***] ([***]) US$/unit, including the Essential Licensing fee for Motorola, for a volume of [***] units ([***]) to be delivered and paid within [***] ([***]) months of the signature of this agreement.

b)	The Product will be delivered ex-works. Shipment and insurance can be arranged by Advantra at request of HSNi and at HSNi’s expense.
c)
Advantra will continuously supply the Product with the highest quality. Advantra shall complete all work associated with the manufacturing and supply of the Product compliant with ISO 9001 procedures. A quality manual will be maintained by Advantra to this effect in relation to the performance of its obligations under this agreement.

d)
Purchase orders will be placed per quarter and ninety (90) days in advance of delivery, unless otherwise agreed in writing. Purchase Order (PO) shall mention the total volume, unit price, total amount, agreed delivery schedule, shipping terms and details, etc. If the PO is not conforming to the agreed terms, Advantra reserves the right of rejection. After acceptance by Advantra, the PO is not cancellable. The manufacturing of the Product shall only start if the agreed payment terms have been fully respected.

e)
Advantra currently estimates that for such volumes the delivery of long-lead time parts for production units will require a maximum lead-time of one hundred and twenty (120) days. Advantra will use commercially reasonable efforts to fulfil orders in a reasonable time period and attempt to reduce the lead-time to sixty (60) days or less. During periods of short supply of critical components, Advantra will use commercially reasonable efforts to allocate available supplies fairly.

f)
HSNi has given a production forecast to Advantra over twelve (12) months, see Appendix B, of which the first three (3) months are binding. This binding forecast will be updated monthly on a rolling basis. The minimum order quantity to be ordered and delivered per shipment will be [***] ([***]) units of the Product.

g)
At the signature of this agreement, HSNi will issue to Advantra a PO for [***] thousand ([***] units of the Product, to be delivered according to the production schedule in Appendix B. HSNi will agree to pay the full amount of this purchase order in USD as scheduled per the P.O. scheduling agreement on the first {***] units purchased. This will be paid per shipment at notification from Advantra that the goods are ready to be shipped.

6	ReFLEX™ license

HSNi and Advantra both recognize that, for messaging devices, a per unit ReFLEX™ license fee is required to be paid to Motorola for non-essential license fee.

HSNi hereby declares that the Product will not be integrated in or used as a messaging device without prior written authorization of Advantra.

The essential license fee, for Telemetry devices, is included in the sales price of the module.

7	Payment Terms

At the time of the placement of the Purchase Order, HSNi will pay according to the following schedule:

For the first [***] units purchased, HSNi will pay within three days from notification from Advantra that the goods are ready to be shipped.

Also for the first forty five (45) days from signature of the Agreement, any PO issued by HSNi to Advantra will be backed by the PO from HSNi’s end-customer, i.e. Advantra will receive a copy of the end-customer’s PO and will be the beneficiary for payment of that PO in case of payment difficulties with HSNi. After the first forty five (45) days, HSNi will issue a Standby Letter of Credit to cover and act as a guarantee for outstanding orders.

After the first six months or [***] purchased Products under this agreement, this agreement will modify to payment terms of 30 days net credit from delivery whereby the maximum outstanding amount is one month of delivery of products, under the condition and to the extent that Advantra can obtain credit insurance for the outstanding amounts with its credit insurance company.

Payment will be done to the account of Advantra held by:

[***]

HSNi will fax the proof of payment to Advantra to +32 56 239 400

Goods can only be shipped if HSNi has no outstanding and due payments.

All payments made under this Agreement shall be in US Dollars. If, at the time of payment, the value of the Euro against the US Dollar has changed by more than [***] percent ([***]%), as reported daily by Reuters news-agency (see website www.reuters.com), from the value as of the Effective Date, such payment shall be adjusted by [***] percent ([***]%) of the percentage change in such value. For purposes of the foregoing, the value of the Euro against the US Dollar shall be deemed to be as indicated by Reuters as of the Effective Date. For purposes of clarity, the intent of this Section is to provide that if the value of the Euro against the US Dollar as of the Effective Date rises by more than [***] percent ([***] %), the calculation noted above will result in the Advantra being paid additional money on a per unit basis. Alternatively, if the value of the Euro against the US Dollar as of the Effective Date falls by more than [***] percent ([***] %), the calculation noted above will result in Advantra being paid less money on a per unit basis.

________________
Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Advantra International

 info@advantra.com                www.advantra.com

8	Set-off

Amounts owed by HSNi or Advantra with respect to which there is not a dispute shall be paid without set-off for any amounts which HSNi or Advantra may claim are owed by the other HSNi and regardless of any other controversies which may exist.

9	Rejection by HSNi

Any Product delivered under this Agreement may be rejected by HSNi within fifteen (15) days after receipt by HSNi, if such units do not conform to the Advantra Product specifications. In this case, HSNi grants Advantra sixty (60) days from the day Advantra receives the rejected modules to cure the problem. If Advantra fails to cure the problem within this sixty (60) days, HSNi has the right to demand a refund for the rejected modules. If units are not rejected within such fifteen (15) days after receipt, they shall be deemed to have been accepted, subject only thereafter to claims arising under the Warranty of Production Units, set forth in Section 10.

10	Warranty of production units

Advantra warrants that each Product will be free of defects in materials and workmanship and perform according to the specification for a period of one (1) year from the date of the Production.

Advantra’s sole liability and responsibility under the warranty is to repair, replace, or at its option, to refund the purchase price of any Product which is returned by HSNi and which does not conform to the specification. Products returned to Advantra for warranty service will be shipped to Advantra at HSNi’s expense, and will be returned to HSNi at Advantra’s expense. Each shipment of Products back to Advantra will contain at least 20 units of the Product.

In the case of no fault found (“NFF”) or damaged by product misuse, Advantra will ship the Product back at HSNi’s expense.

In no event shall Advantra be responsible under its warranty for any defect which is caused by HSNi, HSNi’s Customer’s, or end user’s negligence, misuse or mistreatment of a Product or for any Product which has been altered or modified in any way.

The warranty of replacement products shall terminate with the warranty of the original product. Advantra makes no other representations or warranties with respect to the materials and workmanship in the Products. Advantra hereby disclaims all other warranties, express or implied, including but not limited to the implied warranties of merchantability and fitness for any particular purpose. All statutory or implied warranties are hereby excluded so far as is possible by law.

11	Upgrades

HSNi acknowledges that the Product is delivered as specified in Appendix A. HSNi further acknowledges that upgrades in the hardware and/or the software of the Product can possibly occur. Unless formal rejection of HSNi in writing, Advantra may decide to deliver an upgraded version of the Product. HSNi agrees that replacements and/or upgrades of the Products that are already produced and/or delivered, are only possible at HSNi’s expense.

12	Changes to design specification

The Product is sold as such. However, if during the term of this Agreement, HSNi requests a change to the design specifications, this change shall be effective upon an agreement in writing between the Parties, to reflect any changes in cost or delivery schedule. If the parties cannot agree, this Agreement shall continue without amendment.

13	Exclusivity

HSNi acknowledges that part of Advantra’s business is the development, sales and manufacturing of wireless products and HSNi further acknowledges that Advantra is the exclusive owner of and reserves the right to use the technology owned and/or developed by Advantra. Advantra may develop, manufacture and sell other wireless products for sale to third Parties at any time during the term of this Agreement, except for as specified in the separate agreement between Advantra and HSNi detailing amongst others exclusivity in the USA.

14	Licenses and proprietary information

a)	This Section shall apply to all information relating to the design and fabrication of the Product.
b)	This Agreement does not grant to any party by implication, estoppels, or otherwise, a license to any patents or know how owned by the other party.
c)
All discoveries, developments, improvements, and inventions conceived or first reduced to practice in the performance of this Agreement by HSNi’s employees, consultants and/or agents shall be the sole and exclusive property of HSNi. HSNi shall retain any and all rights to file any patent application thereon. All discoveries, developments, improvements, and inventions conceived or first reduced to practice in the performance of this Agreement by Advantra’s employees shall be the sole and exclusive property of Advantra, and Advantra shall retain any and all rights to file any patent application thereon.

In the event that the employees of Advantra and HSNi jointly invent devices, circuits, processes, apparatus, software, systems or any other technology relating to the subject matter of this Agreement, then the joint invention shall be equally owned by both Parties without accounting to either party. In the event of a joint invention which is patent-able, the patent expenses shall be divided equally between the Parties, unless one party states in writing that it does not wish to join in the patent application, or unless one party does not pay its share of expenses in a reasonable time frame, in which case the non-joining party and/or non-paying party shall assign its rights therein to the other party and shall receive a non-exclusive, royalty-free, personal, worldwide license under such patent (without the right to sublicense) the subject matter of the patent.

15	Reverse engineering

HSNi agrees not to participate in, nor promote the copying, partially copying or the reverse engineering of the Product.

16	Limitation on claims

a)
In no event shall Advantra be liable for indirect, special, incidental, or consequential damages for any claims arising out of this Agreement. No suit or action shall be brought against Advantra more than one (1) year after HSNi has actual or constructive notice that the related cause of action has occurred.

b)	The maximum liabilities of Advantra shall be as follows:
(i)	Warranty and Patent Indemnity liabilities shall be in accordance with Section 10.
(ii)
In no event shall the accrued total liability of Advantra from any claim, lawsuit, warranty, or indemnity, related to this Agreement, exceed the aggregate amounts paid to Advantra by HSNi under this Agreement.

________________
Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Advantra International

 info@advantra.com                www.advantra.com

17	Termination for cause

This Agreement may be terminated by either party in the event the other party breaches a material term of this Agreement and fails to cure such breach within sixty (60) days after written notice thereof from the non-breaching party. Section 4 shall survive termination or expiration of this Agreement for any reason except after termination for cause if HSNi is in breach.

18	Dispute resolution, arbitration

In the event of any dispute under this Agreement, the Parties will attempt to reach a negotiated resolution. If any such dispute remains unresolved for a period of thirty (30) days after one party has provided written notice to the other setting forth in detail the nature of such dispute, then each party will designate a senior executive to resolve the dispute. If the Parties continue to be unable to resolve the dispute within thirty (30) days after such designation of senior executives, then such dispute will be exclusively resolved pursuant to binding arbitration in Brussels, Belgium under the commercial rules of Belgium’s primary arbitration association.

The arbitrator will determine declaratory and compensatory relief as permitted by the terms of this Agreement. The decision of the arbitrator will be final and will be entitled to enforcement in any court of competent jurisdiction.

This provision will not be construed to prohibit either party from seeking preliminary or permanent injunctive relief in any court of competent jurisdiction. Notwithstanding the foregoing, if for any reason a dispute arising under this agreement is before a state or federal court, each of the Parties to this agreement waives its respective rights to a trial by jury of any and all claims or causes of action (including counterclaims).

19	Product withdrawal

Advantra shall have the right to discontinue the manufacture of any Product or of any process related thereto. In such event, Advantra shall notify HSNi in writing giving a minimum of one (1) year’s notice for the last manufacturing and delivery of such Product. HSNi shall have the right to place final orders within the first six (6) months of Advantra’s notification.

20	Notices

Written notices hereunder are deemed to be given when sent electronically, faxed or mailed first class, postage prepaid, to the addresses of the Parties as set forth herein, or such other addresses as shall be furnished in writing, by either party. Such notices shall be effective upon receipt.

21	Non-assignability

Neither party to this Agreement shall assign any of its rights or privileges hereunder without the prior written consent of the other party, except to a wholly-owned subsidiary or a successor in ownership of all or substantially all of the assets of the assigning party, relating to the subject matter contemplated hereunder, which successor expressly assumes in writing the performance of all the terms and conditions of this Agreement as if it were herein named in place of the assigning party. Notwithstanding the foregoing and anything to the contrary in this Agreement, this Agreement may be assigned in whole or in part, by operation of law or otherwise, by either party, without the prior written consent of the other party, to any of such party’s subsidiaries, affiliates or parent companies, or upon acquisition or merger of all or substantially all of the assets of such party, provided such subsidiary, affiliate, or acquiring or merging third party assumes all of the obligations of the party assigning the Agreement.

22	Other agreements

This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, written or oral, between the parties, except for the separate agreement signed between Advantra and HSNi, covering the relation between parties. Amendments to this Agreement must be in writing, signed by the duly authorized officers of the Parties. Except as provided herein, the Parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding contrary or additional terms, in any purchase order, sales acknowledgment, confirmation or any other document issued by either party. Pre-printed terms on any such documents shall not have effect on any party to this Agreement.

________________
Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Advantra International

 info@advantra.com                www.advantra.com

23	Force majeure

Neither party shall be liable for delay in performance or failure to perform in whole or in part the terms of this Agreement due to strike, labour dispute, act of war, labour shortage, component shortages, riot or civil commotion, act of public enemy, fire, flood or act of God or other cause beyond the control of such party.

24	Proper law and jurisdiction

The construction, validity and the performance of this Agreement shall be governed by the laws of Belgium.

25	Press announcements

All press announcements containing any confidential information must be reviewed and approved by Advantra and HSNi prior to release.

In witness whereof the duly authorized representatives of the parties have executed this Agreement as of the Effective Date.

Advantra International NV	Homeland Security Network, Inc.
/s/ By: /s/ Frédéric Boes Name: Frédéric Boes CTO	By: /s/ Charles Norman Charles Norman President and CEO

Signature	Signature

Name:	Name:

Title:	Title:

Date 15/04/2005	Date 15/04/2005

________________
Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.